THIRD AMENDMENT TO
SOUTHWESTERN ENERGY COMPANY
2013 INCENTIVE PLAN

THIS THIRD AMENDMENT (this “Amendment”) to the Southwestern Energy Company 2013 Incentive Plan is made and adopted by the Board of Directors (the “Board”) of Southwestern Energy Company (the “Company”), effective as of May 21, 2019 (the “Effective Date”), subject to approval by the Company’s shareholders. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Southwestern Energy Company 2013 Incentive Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 17(a) of the Plan, the Board has the authority to amend the Plan from time to time, including the authority to amend, subject to stockholder approval, the number of shares of common stock of the Company that may be issued under the Plan; and

WHEREAS, the Board believes it is in the best interests of the Company and its shareholders to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date, subject to approval by the Company’s shareholders:

AMENDMENT

1.	The first sentence of Section 3(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a) Stock Subject to the Plan
The maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 88,700,000 shares of Common Stock in the aggregate.”

2.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature Page Follows]

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Southwestern Energy Company, effective as of May 21, 2019 and subject to shareholder approval.

Executed on this 21st day of May, 2019.

/s/ John C. Ale
John C. Ale
General Counsel and Secretary

I hereby certify that the foregoing Amendment was approved by the shareholders of Southwestern Energy Company on May 21, 2019.

Executed on this 21st day of May, 2019.

/s/ John C. Ale
John C. Ale
General Counsel and Secretary